UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 18, 2005

TO THE STOCKHOLDERS OF WESTAFF, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Westaff, Inc. (the “Company”), a Delaware corporation, will be held on May 18, 2005, at 10:00 a.m., local time, at the Company’s administrative offices located at 220 N. Wiget Lane, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.                To elect two Class III directors to serve for three-year terms and until their successors are elected; and

2.                To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on March 21, 2005, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. All stockholders are cordially invited to attend the meeting in person.

This Notice is being mailed on or about March 21, 2005, to all stockholders entitled to vote at the Annual Meeting.

Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or follow the instructions for Internet or telephone voting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,
/s/ W. ROBERT STOVER
W. Robert Stover
Chairman of the Board of Directors
Walnut Creek, California
February 28, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON PAGE 4 OF THE ACCOMPANYING PROXY STATEMENT.

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PROXY STATEMENT

WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 18, 2005

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Westaff, Inc. (the “Company”), for use at the Annual Meeting. The Annual Meeting will be held on May 18, 2005, at 10:00 a.m., local time, at the Company’s administrative offices located at 220 N. Wiget Lane, Walnut Creek, California.

These proxy solicitation materials will be mailed on or about March 21, 2005, to all stockholders entitled to vote at the Annual Meeting.

Voting Procedures

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 27, 2005, 16,318,785 shares of the Company’s common stock, $0.01 par value (“Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock were outstanding.

The presence at the Annual Meeting of a majority of, or approximately 8,159,394 shares of Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 21, 2005, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Directors are elected by a plurality of the votes cast. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting By Mail

If you are unable to attend the Annual Meeting, you may vote by proxy. The enclosed Proxy is solicited by the Board of Directors, and, when returned properly completed, will be voted as you direct on the Proxy. Please complete, date and sign the Proxy and mail it as soon as possible in the envelope provided. Voting also may be accomplished electronically or by telephone, as described below. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management’s nominees for Directors and (ii) as the Board of Directors may recommend for any other matter or matters which may properly come before the meeting. The Board of Directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy will have discretion to vote on such matters in accordance with their best judgment.

Voting Electronically or By Telephone

Instead of submitting your vote by mail on the enclosed Proxy, you can vote electronically by submitting your proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company’s stock records in your name or in the name of a brokerage firm or bank.

The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, our transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that may be borne by each individual stockholder.

Stockholders with shares registered directly in their name in our stock records maintained by American Stock Transfer & Trust Company may vote their shares as follows:

•       By submitting their proxy through the Internet at the following address on the World Wide Web:   www.voteproxy.com.  Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

•       By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions.  Have your control number and the Proxy available when you call.

•       By mailing their signed Proxy.   Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by 1:00 p.m. Eastern Daylight Savings Time (E.D.T.) on May 18, 2005.

A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (800) 937-5449 or visit their web site at www.amstock.com.

Revocability of Proxies

You may revoke or change your Proxy at any time before it is voted at the Annual Meeting by filing, with the Secretary of the Company at our principal executive offices, a notice of revocation or another signed Proxy with a later date. You also may revoke your Proxy by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. To revoke a proxy previously submitted electronically through the Internet or by telephone, you simply may vote again at a later date, but before 1:00 p.m. E.D.T. on May 18, 2005, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT THE 2005 ANNUAL MEETING

PROPOSAL ONE—ELECTION OF CLASS III DIRECTORS

General

Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. The Board of Directors has selected two nominees, who are currently serving as Class III directors of the Company. The nominees for directors are W. Robert Stover and Janet M. Brady. The nominees have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any replacement nominee who may be designated by the present Board of Directors to fill the vacancy.

Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all Proxies received by them for the nominees listed below or any replacement Board of Directors’ nominees as described above. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected as Class III directors of the Company, to serve their respective three-year terms and until their successors have been elected and qualified.

Business Experience of Directors

Directors to be Elected at the Annual Meeting

W. Robert Stover, age 83, Class III director, founded the Company in 1948 and has been continuously involved in the management of the Company since that time. Since our incorporation in 1954, Mr. Stover has held the position of Chairman of the Board of Directors. From 1954 to 1985, Mr. Stover served as President, and from 1985 to the end of calendar year 1998, as Chief Executive Officer. He stepped down as Chief Executive Officer effective January 1, 1999, and continued to serve as Chairman of the Board of Directors until May 3, 2000, when he also assumed the position of interim President and Chief Executive Officer following the termination of a management-led buyout transaction. Mr. Stover’s interim service as President and Chief Executive Officer ended upon the hiring of a successor in that office effective May 1, 2001. He continues to serve as Chairman of the Board of Directors.

Janet M. Brady, age 51, Class III director, was appointed as a director of the Company effective September 19, 2002. She was employed by The Clorox Company for almost twenty-seven years having started as Brand Assistant in 1976. After a series of promotions, including as Vice President—Corporate Marketing Services of that company, she was named Vice President—Human Resources in 1993 where she served until her retirement in January 2003. She was a former director of American Protective Services, Inc., a privately held guard service company. She is a director on the Advisory Board of I.P.S.A., a privately held investigative and protective services company.

Directors Whose Terms Extend Beyond the Annual Meeting

Dwight S. Pedersen, age 60, Class II director, was appointed as our President and Chief Executive Officer effective January 14, 2002. He has been a director of the Company since May 1, 2001. He served on the Audit Committee of the Board of Directors from and after that date until he resigned from that Committee upon becoming an employee of the Company. Prior to joining us, he was an Executive Vice President of Pinkertons, Inc., where he had been employed since January 1, 2000, following the acquisition of American Protective Services, Inc. He was employed by American Protective Services, Inc. for twenty-six years, having started as its first Controller in 1974. After a series of promotions, including service as Vice President—Finance, Senior Vice President and Executive Vice President of that company, he was named President and a director in 1988 and he became its Chief Executive Officer in 1992. His previous work history includes approximately four years with Wolf & Co., an accounting firm. He is a certified public accountant on inactive status.

Ronald D. Stevens, age 61, Class I director, was appointed as a director of the Company effective February 24, 2002. He began his business career in 1967 with Arthur Andersen & Co. and became an audit partner in that organization in 1977. He left Arthur Andersen & Co. at the end of 1990 and joined in opening Productivity Consulting Group, Inc. In May 2002, he retired from Robertson-Ceco Corporation where he had been its Executive Vice President and Chief Financial Officer since October 1996. He is a certified public accountant on inactive status.

Jack D. Samuelson, age 80, Class I director, has been a director of the Company since March 1995. Mr. Samuelson co-founded Samuelson Brothers in 1957 to engage in general construction and commercial real estate development. Mr. Samuelson has been its President and Chairman of the Board of Directors from incorporation to the present. Samuelson Brothers sold its construction business in 1979 and since then has continued to develop industrial and commercial real estate. It is now known as Samuelson Partners. Mr. Samuelson is also a director of Nationwide Health Properties, Inc., a New York Stock Exchange-listed real estate investment trust focused on healthcare-related properties.

The Bylaws of the Company were amended, effective March 1, 2004, to reduce the size of the Board from six to five members. Effective on that date, Walter W. Macauley resigned as a Class II director so that the Board currently has five members. Mr. Samuelson indicated in early 2004 that he would resign as a Class I director of the Company effective at the 2004 Annual Meeting, but subsequently agreed to continue to serve as a director.

At the 2004 Annual Meeting, Dwight S. Pedersen was reelected to serve a three-year term in Class II. At the 2003 Annual Meeting, Jack D. Samuelson and Ronald D. Stevens were elected to serve three-year terms in Class I. At the 2002 Annual Meeting, Mr. Stover was elected to serve his three-year term in Class III. Effective May 1, 2001, prior to the 2001 Annual Meeting of Stockholders, Tom D. Seip was appointed to serve in Class III to fill the remainder of his predecessor’s term. Mr. Seip resigned January 14, 2002. Janet M. Brady was appointed as of September 19, 2002, to serve in Class III until the 2005 Annual Meeting of Stockholders. There are no family relationships among our executive officers or directors.

The Board of Directors Recommends that the Stockholders Vote FOR the
Election of Mr. Stover and Ms. Brady as Class III Directors of the Company.

OTHER MATTERS TO COME BEFORE THE 2005 ANNUAL MEETING

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BOARD MEETINGS AND COMMITTEES

Controlled Company.   The Board of Directors has determined that the Company is a “controlled company” as defined in Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc. stock market (“NASDAQ”), based on W. Robert Stover’s beneficial ownership of approximately 57% of the Company’s outstanding Common Stock. Accordingly, the Company is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirements regarding determination of compensation of executive officers and the nomination of directors by independent directors.

Meetings of Directors.   During fiscal 2004, the Board of Directors held twelve meetings, the Audit Committee held five meetings, and the Compensation Committee held four meetings. The Strategic Planning Committee did not meet. The Board acted by unanimous written consent on three occasions. The active committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Strategic Planning Committee. In fiscal 2004, each of the directors attended at least 75% of the aggregate of (i) all Board meetings and (ii) all meetings held by committees of the Board on which such director served.

Audit Committee.   The Board of Directors adopted a revised Audit Committee Charter at its meeting held on February 17, 2004, a copy of which was attached to last year’s Proxy Statement as Appendix A. A copy of the charter is available in print free of charge to any stockholder who requests it. The revised Audit Committee Charter complies with Rule 4350(d)(1) of the NASDAQ listing standards, and grants the Audit Committee the responsibility and authority required by Rule 4350(d)(3) of the NASDAQ listing standards. The Audit Committee’s duties include reviewing internal financial information, reviewing our internal controls, reviewing our internal audit plans and programs, reviewing with our independent accountants the results of all audits upon their completion, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by us. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee must review and approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

The current members of the Audit Committee are Messrs. Stevens and Samuelson, and Ms. Brady, and Mr. Stevens is the Chairman. The Audit Committee is required to have at least three members, all of whom must be “independent directors” as defined in the NASDAQ listing standards. The Board of Directors has determined that it has an “audit committee financial expert,” as defined in Item 401(h)(2) of Regulation S-K serving on the Audit Committee, Ronald D. Stevens, and that Mr. Stevens and each of the other Audit Committee members is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

Compensation Committee.   The Compensation Committee currently consists of three directors, Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its Chairman. The Primary Committee of the Compensation Committee consists of Ms. Brady and Mr. Stevens. The Secondary

Committee of the Compensation Committee consists of the members of the Primary Committee and Mr. Stover. The Compensation Committee has the exclusive authority to administer the Company’s 1996 Stock Option/Stock Issuance Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. The Primary Committee of the Compensation Committee administers the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 insiders. The Secondary Committee of the Compensation Committee administers the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 insiders. In addition, the Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for the Company’s senior executive officers and working with senior executive officers on benefit and compensation programs for employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies.

Strategic Planning Committee.   The Strategic Planning Committee currently consists of three directors, Dwight S. Pedersen, Jack D. Samuelson and W. Robert Stover. Mr. Pedersen is its Chairman. The Committee is responsible for evaluating the Company’s business plans and future business including, but not limited to, the evaluation of potential acquisitions and new business opportunities. The Strategic Planning Committee did not meet in fiscal 2004.

Director Nominations.   The Board of Directors does not have a standing nominating committee or committee performing similar functions or any related committee charter. The Board of Directors has determined that it was appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors (which includes members that do not meet the NASDAQ definition of “independent director”) functions in the same capacity as a nominating committee. The Board of Directors does not have a formal policy or process with regard to the consideration of director candidates recommended by stockholders. Because of the size of the Board of Directors, the Board of Directors will need to retain members and fill vacancies after discussion among current members and the Company’s management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time.

The Board of Directors will consider director candidates that are recommended by stockholders. Any stockholder that wishes to recommend a director candidate for Board consideration should submit complete information of the identity and qualifications of the director candidate pursuant to the procedures set forth under “Stockholder Communications with the Board of Directors.” The Board of Directors does not have any specific qualifications that have to be met by director candidates, and does not have a formal process for identifying and evaluating director candidates.

Directors’ Compensation

Non-employee members of the Board of Directors each received an annual fee of $15,000 for service on the Board of Directors in fiscal 2004. They received an additional fee of $1,000 for each meeting attended in person. In the event a Board meeting and a committee meeting was held on the same day, the total meeting fee was not more than $1,000 per day. They also received a fee of $500 for each telephonic meeting attended, if called by the Chairman of the Board of Directors or an employee member of the Board of Directors. Non-employee members of the Board of Directors also were reimbursed for their reasonable expenses incurred in connection with attending Board of Directors meetings.

On August 18, 2004, the Board of Directors approved an additional fee in the amount $1,500 per quarter to Mr. Stevens as Chairman of the Audit Committee and Ms. Brady as Chairman of the Compensation Committee in recognition of the additional requirements of their positions, with the first fee payable to them in the fourth quarter of fiscal 2004, in the amount of $750, and the full amount of $1,500 payable to them at the beginning of every quarter thereafter.

We anticipate no increase in our directors’ compensation during fiscal 2005. No additional compensation was paid to any of the directors during fiscal 2004 for their committee service.

In addition, non-employee Board of Directors members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under our 1996 Stock Option/Stock Issuance Plan (the “Stock Option Plan”). Under the Automatic Option Grant Program, each individual who subsequently joins the Board of Directors as a non-employee director will receive at that time an option grant, provided such individual has not previously been in our employ. In addition, at each annual stockholders’ meeting each individual who continues to serve as a non-employee Board of Directors member presently is entitled to an option grant for 3,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board of Directors member for at least six months.

Each automatic option grant will have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board of Directors service. The option will become exercisable for all the option shares upon the optionee’s completion of one year of Board of Directors service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board of Directors service by reason of death or disability or should the Company be acquired by merger or asset sale or change of control during the period of the optionee’s service on the Board of Directors.

Pursuant to the terms of the Automatic Option Grant Program, Messrs. Samuelson and Stevens, and Ms. Brady each received an option grant to purchase 3,000 shares of Common Stock during fiscal 2004.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of our Common Stock for (i) all persons who are known to us to be beneficial owners of five percent or more of the outstanding shares of our Common Stock, (ii) each of our current directors and nominees, (iii) our current Chief Executive Officer and the four other executive officers named in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The share information set forth in the table below is as of January 31, 2005.

Name	Number of Shares(#)(1)	Percent(%)(2)
Ironwood Capital Management LLC(3) 21 Custom House Street Suite 240 Boston, MA 02019	815,325	5.00%
W. Robert Stover(4)	9,230,441	56.56%
Jack D. Samuelson(5)	44,250	*
Ronald D. Stevens(6)	6,000	*
Janet M. Brady(7)	6,000	*
Dwight S. Pedersen	254,852	1.56%
Dirk A. Sodestrom(8)	97,702	*
David P. Wilson(9)	21,213	*
Christa C. Leonard(10)	19,687	*
Joseph R. Coute(11)	24,702	*
All current executive officers and directors as a group (9 persons)(12)	9,704,847	59.47%

*                    Less than one percent

(1)          To the Company’s knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person’s name.

(2)          Based on 16,318,785 shares of Common Stock outstanding at January 31, 2005. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2005, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3)          Security ownership information for the beneficial ownership is taken from the Schedule 13G filed with the SEC on February 10, 2005.

(4)          Includes 2,607,018 shares of Common Stock held by W. Robert Stover and Joan C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover. Includes 3,853,316 shares of Common Stock contributed to the Stover 1999 Charitable Remainder Unitrust dated 4/21/99 of which Mr. Stover is Co-Trustee. Includes 2,770,107 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation (the “Foundation”) as to which Mr. and Mrs. Stover have shared voting and dispositive power with the Foundation’s board members for 2,000,000 shares. The Foundation’s board, with the exception of Mr. and Mrs. Stover, has shared voting and dispositive power for the other 770,107 shares.

(5)          Includes unexercised options to purchase 23,250 shares of Common Stock beneficially owned by Mr. Samuelson under the 1996 Stock Option/Stock Issuance Plan.

(6)          Includes unexercised options to purchase 6,000 shares of Common Stock beneficially owned by Mr. Stevens under the 1996 Stock Option/Stock Issuance Plan.

(7)          Includes unexercised options to purchase 6,000 shares of Common Stock beneficially owned by Ms. Brady under the 1996 Stock Option/Stock Issuance Plan.

(8)          Includes unexercised options to purchase 78,041 shares of Common Stock beneficially owned by Mr. Sodestrom under the 1996 Stock Option/Stock Issuance Plan.

(9)          Includes unexercised options to purchase 17,750 shares of Common Stock beneficially owned by Mr. Wilson under the 1996 Stock Option/Stock Issuance Plan.

(10)   Includes unexercised options to purchase 19,687 shares of Common Stock beneficially owned by Ms. Leonard under the 1996 Stock Option/Stock Issuance Plan.

(11)   Includes unexercised options to purchase 15,250 shares of Common Stock beneficially owned by Mr. Coute under the 1996 Stock Option/Stock Issuance Plan.

(12)   Includes unexercised options to purchase 165,978 shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan.

WESTAFF, INC.
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS

EXECUTIVE COMPENSATION REPORT

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Compensation Committee currently consists of three directors, Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its current Chairman. It is the duty of the Compensation Committee to review and establish the compensation of executive officers of the Company, including base salary, participation in profit sharing, bonus and other cash incentive plans, subject to ratification by the Board of Directors. During fiscal 2004, the Compensation Committee also had the exclusive authority to administer the Company’s 1996 Stock Option/Stock Issuance Plan (the “Plan”) under which grants may be made to such officers. With respect to administration of the Plan, the Compensation Committee has a Primary Committee and a Secondary Committee.

The Primary Committee consists of two or more non-employee members of the Board of Directors who have sole and exclusive authority to administer the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 insiders. Section 16 insiders are officers or directors of the Company subject to the short-swing profit recapture provisions of Section 16 of the Exchange Act. The Primary Committee is constituted in such a manner as to satisfy all applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. In fiscal 2004, the Primary Committee members were Janet M. Brady and Ronald D. Stevens. Walter W. Macauley was a member for part of fiscal 2004.

The Secondary Committee consists of two or more members of the Board of Directors who administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 insiders. In fiscal 2004, the Secondary Committee members were Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Mr. Macauley was a member for part of fiscal 2004.

Members of the Primary Committee or any Secondary Committee serve for such period of time as the Board of Directors may determine and may be removed by the Board of Directors at any time. The Board of Directors may also at any time terminate the functions of the Primary Committee and any Secondary Committee and reassume all powers and authority previously delegated to such committee.

General Compensation Policy

The fundamental policy of the Compensation Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. Generally, each executive officer’s compensation package comprises three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the temporary staffing industry that are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent; (ii) annual bonuses payable in cash and tied to the Company’s attainment of financial milestones based on criteria established by the Compensation Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an employee’s level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon the Company’s performance and stock price appreciation rather than upon base salary.

Factors.   As a result of the challenging economic environment facing the Company as of the end of fiscal 2003, the primary factors used by the Compensation Committee in establishing each executive officer’s compensation package were expected operating performance of the Company during fiscal 2004, its overall financial condition and its liquidity.

Base Salary.   During fiscal 2003, the executive officers of the Company agreed to salary reductions based on the Company’s financial condition and performance at that point in time. In exchange for these salary reductions, executive officers were generally granted an additional six months of termination or transition severance in the event of a change in control in the Company. The Compensation Committee agreed to reevaluate the executive officers salaries and reinstate such salaries upon the achievement of financial and operating goals. During the third quarter of fiscal 2004, in recognition of the Company’s improved financial condition and performance, the salaries of the executive offers were reinstated to amounts at or above the original annual salary amounts prior to the agreed upon reduction.

Annual Incentive Compensation.   For the reasons noted above, there was no discretionary executive bonus plan approved for fiscal 2004.

Long-Term Incentive Compensation.   Option grants are intended to align the interests of each executive officer with those of the Company’s stockholders and to provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has the discretion to set the option exercise price (not less than 100% of the fair market value of the stock on the grant date for an Incentive Option and not less than 85% of such fair market value for a Non-Statutory Option) and the vesting schedule for option grants. The Compensation Committee determines the amount of the option grant according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s level of responsibility and opportunity to influence the Company’s financial results, comparable awards made to individuals in similar positions within the industry, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals and is at the Compensation Committee’s discretion.

Each option grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (typically the closing market price on the date of grant) over a specified period of time (up to ten years). The options generally vest in installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. The options generally become exercisable with respect to 25% of the option shares upon the optionee’s completion of one year of service measured from the vesting commencement date and the balance in 36 successive monthly installments upon the optionee’s completion of each month of service over the 36-month period measured from the first anniversary of the vesting commencement date. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

Tax Limitation.   As a result of federal tax legislation enacted in 1993, a publicly-held company such as Westaff, Inc. will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation exceeds $1,000,000 per officer unless it qualifies for an exemption. The compensation paid to the Company’s executive officers for fiscal 2004 did not exceed the $1,000,000 limit per officer, nor is the compensation to be paid to the Company’s executive officers for fiscal 2005 expected to reach that level. Nevertheless, if the compensation payable to any of the Company executive officers were to reach the $1,000,000 limitation in fiscal 2005 or future fiscal years, the Company will continue to enjoy an exemption because the Plan was amended and restated with shareholder approval as of the 2000 Annual Meeting of Stockholders held on June 20, 2000, with respect to option grants, stock appreciation rights or direct stock issuances that are intended to qualify as performance-based compensation to any covered employee under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended. Unless otherwise required by law, the Compensation Committee therefore will not be required to limit or restructure the elements of compensation payable to the Company’s executive officers in the foreseeable future.

Compensation of the Chief Executive Officer

Mr. Pedersen’s employment agreement established his initial annual base salary of $400,000 as President and Chief Executive Officer commencing on January 14, 2002, based in part on external salary data of temporary staffing service companies within the same geographical area and with small to medium capitalization. He was granted an aggregate of 550,000 option shares as part of his original compensation package, including 250,000 option shares that vested as of his hire date. On the recommendation of Mr. Pedersen, the Compensation Committee approved a reduction in his base annual salary to $320,000, pursuant to an amendment to his employment agreement, effective June 30, 2003. In exchange for the salary reduction, he was granted eligibility in a transition compensation plan whereby he will receive the equivalent of twelve months of his then current base salary in the event his employment is terminated, due to, or in anticipation of, a change in control. The Compensation Committee reviews Mr. Pedersen’s base salary at least once each year to make appropriate adjustments as they determine in their discretion.

Effective June 30, 2004, Mr. Pedersen’s employment agreement was amended to change his base salary to $400,000 in recognition of the Company’s improved financial condition and performance. His employment agreement was further amended effective October 4, 2004, to clarify the definition of change in control in his employment agreement.

.	COMPENSATION COMMITTEE
February 25, 2005	Janet M. Brady,
Chairman of Compensation Committee
Ronald D. Stevens,
Member of Compensation Committee
W. Robert Stover,
Member of Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by: (i) the Company’s Chief Executive Officer and (ii) the four other highest-paid executive officers of the Company who were serving at the end of fiscal 2004. The individuals included in the table collectively will be referred to as the “Named Officers.”

Long-Term Compensation
		Annual			Securities	All Other
		Compensation			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)(1)	($)(3)(4)(5)
Dwight S. Pedersen President and Chief Executive Officer	2004 2003 2002	340,824 372,824 323,483	— — —		— — 550,000	226 2,714 956
Dirk A. Sodestrom Senior Vice President and Chief Financial Officer	2004 2003 2002	215,757 229,603 245,184	— — —		— — 50,000	226 587 783
David P. Wilson Vice President, Information Services	2004 2003 2002	143,519 147,336 152,618	— — —		— — 12,000	214 245 282
Christa C. Leonard Vice President and Treasurer	2004 2003 2002	141,508 140,095 141,889	— 1,000 —	(2)	— — 15,000	210 235 266
Joseph R. Coute Vice President, Human Resources	2004 2003 2002	121,869 125,890 130,383	— — —		— — 12,000	182 210 513

(1)          Long-term compensation has not been included in the table because such information is not applicable.

(2)          Ms. Leonard received a one time bonus in January 2003 for a special project.

(3)          All other compensation for fiscal 2002 includes employer matching contributions under the Westaff Deferred Savings Plan (“Deferred Plan”) for fiscal 2002, the fifth year in which contributions were made. The matching contributions for fiscal 2002 were 10% of the first 10% of the participant’s contribution to the Deferred Plan, and were equal to zero for Mr. Wilson, zero for Ms. Leonard, $495 for Mr. Sodestrom, $307 for Mr. Coute and zero for Mr. Pedersen. Also includes employer matching contributions under the Westaff Savings Plan (“Savings Plan”) for fiscal 2002 which were 10% of the first 10% of the participant’s contribution to the Savings Plan, and were equal to $769 for Mr. Pedersen. Also includes employer’s portion of basic life insurance premium (per month) in the amount of $23 for Mr. Sodestrom, $22 for Mr. Wilson, $22 for Ms. Leonard, $15 for Mr. Pedersen and $19 for Mr. Coute. Employer’s portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000. Effective as of May 19, 2002, the employer’s portion was 14 cents per $1,000 of coverage.

(4)          All other compensation for fiscal 2003 includes employer’s matching contributions under the Westaff Deferred Savings Plan (“Deferred Plan”) for fiscal 2003, the sixth year in which contributions were made. The matching contributions for fiscal 2003 were 10% of the first 10% of the participant’s contribution to the Deferred Plan, and were equal to zero for Messrs. Wilson and Coute, zero for Ms. Leonard, $2,461 for Mr. Pedersen and $355 for Mr. Sodestrom. Also includes employer’s portion of basic life insurance premium (per month) in the amount of $21 for Messrs. Pedersen and

Sodestrom, $20 for Mr. Wilson and Ms. Leonard and $18 for Mr. Coute. Employer’s portion was 14 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

(5)          All other compensation for fiscal 2004 includes employer’s portion of basic life insurance premium (per month) in the amount of $19 for Messrs. Pedersen and Sodestrom, $18 for Ms. Leonard and Mr. Wilson and $15 for Mr. Coute. Employer’s portion was 12 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

Option Grants in Last Fiscal Year

There were no stock option grants made during fiscal 2004 under the Company’s 1996 Stock Option/Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted to the Named Officers during such fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

None of the Named Officers exercised an option during fiscal 2004. The table below sets forth information with respect to the unexercised options held by the Named Officers as of October 30, 2004. No stock appreciation rights were exercised during fiscal 2004, and no stock appreciation rights were outstanding at the end of fiscal 2004.

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options At Fiscal Year End($)(1)
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dwight S. Pedersen	—	—	253,000	300,000	198,240	234,000
Dirk A. Sodestrom	—	—	72,833	22,917	—	—
David P. Wilson	—	—	15,458	6,542	5,084	591
Christa C. Leonard	—	—	17,708	7,292	14,375	626
Joseph R. Coute	—	—	14,000	5,500	—	—

(1)          Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at October 30, 2004 (based on the closing price of $3.13 for the Company’s Common Stock on NASDAQ for October 29, 2004, the last trading day immediately preceding the end of fiscal 2004) and the exercise price of the options.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

The Company entered into an employment agreement with W. Robert Stover effective January 1, 1999. The agreement contains a renegotiated compensation package for Mr. Stover in his continuing role as Chairman of the Board of Directors, including a salary of $75,000. His compensation package includes payment of his executive assistant’s annual salary, continued participation by Mr. Stover and his executive assistant in present and future employee benefit plans including group health, life, supplemental life, long-term disability, accidental death and dismemberment insurance, a 401(k) savings plan and a deferred savings plan, and reimbursement for reasonable travel and other business expenses. Mr. Stover and his assistant also utilize offices at the Company’s corporate headquarters at no cost to him. Mr. Stover is not eligible for a bonus or other incentive compensation under the agreement or otherwise and he is not entitled to vacation pay. Except with respect to Mr. Stover’s salary, the agreement is of indefinite duration and will continue until he chooses to retire or until his death; however, the contractual obligations relating to compensation of his executive assistant will terminate upon reassignment of the current assistant to other duties or upon termination of Mr. Stover’s employment, subject to negotiation of a different arrangement at the discretion of the Compensation Committee of the Board of Directors.

The Company has an employment agreement with Dwight S. Pedersen for his service as President and Chief Executive Officer entered into on January 14, 2002. On the recommendation of Mr. Pedersen, his employment agreement was amended effective June 30, 2003, to reduce his base annual salary from $400,000 to $320,000. Pursuant to the amendment, his employment may be terminated for any reason, without cause, by providing him termination pay (“Termination Pay”) equivalent to six (6) months of his then current base salary payable in the form of a single lump sum payment. If his employment is terminated without cause, he will also be paid his earned but unpaid base salary, accrued vacation pay through the date of termination, and his earned but unpaid annual incentive, if any. Should his employment be terminated due to or in anticipation of a change in control, as defined in his agreement, and he has not been offered a position similar in responsibility, skill requirements and work schedule as his current position, and a position for which the salary offered would require no more than a 10% reduction in his then current pay, but not less than $320,000, and a position that does not require him to travel more than 30 miles from his current primary place of work, he is eligible to receive transition compensation (“Transition Compensation”) for up to one-year following a change in control. The termination compensation would be in the form of a single lump sum cash payment equivalent to twelve (12) months of his then current base salary, plus his earned but unpaid base salary, accrued vacation pay through the date of termination, and his earned but unpaid annual incentive pay, less appropriate withholdings. He would be eligible to receive Transition Compensation provided that he is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, he has not voluntarily terminated employment prior to the elimination of his position, and he has not been dismissed for cause or performance-related issues. Mr. Pedersen would not be entitled to receive the six (6) months Termination Pay referred to above or any other severance pay or pay in lieu of notice in addition to the Transition Compensation. All of the foregoing payments would be less withholdings required by law and agreed upon deductions, if any.

Mr. Pedersen’s employment agreement was amended effective June 30, 2004 to change his annual base salary to $400,000.

Mr. Pedersen’s employment agreement also includes a grant of 550,000 option shares with an exercise price at $2.35 per share, of which 250,000 option shares were immediately vested as of January 14, 2002  and the remaining 300,000 option shares will vest according to the following schedule: 100,000 option shares on November 1, 2002, provided that the closing price of the Company’s Common Stock equaled at least $4.00 or more on the last trading day of fiscal 2002 (since it did not, they remain unvested); 100,000 on October 31, 2003, provided that the closing price equaled at least $5.00 or more on the last trading day of fiscal 2003 (since it did not, they remain unvested); and 100,000 on October 29, 2004, provided that the closing price equaled at least $6.00 or more on the last trading day of fiscal 2004 (since it did not, they remain unvested). On January 13, 2007, at the latest, any unvested shares will vest provided he remains an employee of the Company.

The Company entered into an employment agreement with Dirk A. Sodestrom as Chief Financial Officer effective January 1, 2001, with an annual salary of $235,000 that contained a requirement for six-months’ advance notice of termination. The agreement was amended effective June 30, 2003, to delete the requirement of six-months advance notice of termination and to reduce his annual salary to $200,000 per year. In exchange for his salary reduction, he will be eligible to receive transition compensation in the form of a single lump sum cash payment equivalent to sixty-five (65) weeks of his then current base salary less appropriate withholdings if his employment is terminated except for cause or performance-related issues, and he has not been offered a position similar in responsibility, skill requirements and work schedule as his current position, and a position for which the salary offered would require no more than a 10% reduction in his then current pay, and a position that does not require him to travel more than 30 miles from his current primary place of work. He is eligible to receive transition compensation provided that he is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, he has not voluntarily terminated his employment prior to the elimination of his position, and he has not been dismissed for cause or performance-related issues. Mr. Sodestrom’s employment contract was amended effective June 30, 2004 to change his annual salary to $245,000, his annual salary prior to the reduction in pay in June 2003.

The Company entered into an employment agreement with Christa C. Leonard as Vice President and Treasurer on November 20, 2000, with an annual salary of $125,000 that contained a requirement of two weeks’ advance notice of termination, or pay in lieu of notice. The agreement was amended on January 29, 2001, to replace the two weeks’ advance notice of termination with three month’s advance notice of termination. In exchange for a 10% salary reduction effective June 30, 2003, Ms. Leonard became eligible to receive transition compensation for up to one year following a change in control, or in the event of her job elimination, and she has not been offered a comparable position which is a position similar in responsibility, skill requirements and work schedule as her current position, a position for which the salary offered would require no more than 10% reduction in the her then current pay and a position that would not require her to travel more than 30 miles from her current primary place of work. She is eligible to receive transition compensation in the form of a single lump sum cash payment equivalent to twenty-six (26) weeks of her then current pay less appropriate withholdings, provided that she is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, she has not voluntarily terminated her employment prior to the elimination of her position, and she has not been dismissed for cause or performance-related issues. Effective June 30, 2004, her annual salary was changed to $150,000, which was her salary prior to the reduction in pay in June 2003.

All of the Company’s employment agreements permit termination at will, and the Company may terminate the employment of any of the Named Officers at any time at the discretion of the Board of Directors. The Plan Administrator of the 1996 Stock Option Plan/Stock Issuance has authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company’s other executive officers, whether granted under that Plan or any predecessor plan, in the event their employment were to be terminated within a designated period (whether involuntarily or through a forced resignation) following: (i) an acquisition of the Company by merger or asset sale; (ii) a change in control, as defined in the Plan, or (iii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding Common Stock or through a change in the majority of the members of the Board of Directors as a result of one or more contested elections for Board of Directors membership over a period of 36 consecutive months.

Compensation Committee Interlocks and Insider Participation

The Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Ms. Brady, and Messrs. Stevens and Stover. Except for Mr. Stover, no member of the Compensation Committee was at any time during fiscal 2004, or at any other time, an officer or employee of the Company. Mr. Stover did not participate in any committee decision making with respect to his salary in fiscal 2004.

No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

For a description of transactions between the Company and Mr. Stover, a member of the Compensation Committee, see Certain Relationships and Related Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s wholly-owned subsidiary known as Westaff (USA), Inc., a California corporation, (“Westaff (USA)”) executed an unsecured subordinated promissory note dated April 1, 2002, payable to W. Robert Stover, its principal stockholder and Chairman of the Board of Directors, in the amount of $2,000,000. The initial term of the note was one year, with an interest rate of 12% per annum, payable monthly on the last business day of each calendar month. On May 17, 2002, the note was amended and restated to extend the maturity date to August 18, 2007. Additionally, the interest rate and payment schedule were amended to a rate equal to the US Index Rate as calculated under the Company’s Multicurrency Credit Agreement with General Electric Capital Corporation (“Credit Agreement”), plus seven percent, compounded monthly and payable 60 calendar days after the end of each of the Company’s fiscal quarters. The interest rate in effect on October 30, 2004, was 11.75%. Payment of interest is contingent on the Company meeting minimum availability requirements under its credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. The interest paid in fiscal 2004 was $221,681.17.

On September 25, 2003, Westaff (USA) executed a one-year subordinated draw down note with W. Robert Stover, its principal stockholder and Chairman of the Board of Directors. The note provided for Mr. Stover to make advances to the Company upon request, at his sole discretion and with no obligation to do so, in an aggregate principal amount not to exceed $1,000,000 outstanding at any one time. The interest rate on outstanding advances was equal to an indexed rate as calculated under the Company’s credit facilities plus seven percent, compounded monthly. On December 23, 2003, Mr. Stover made a $1,000,000 advance to the Company under the terms of the note. The advance, plus accrued interest of $32,775, was repaid on August 3, 2004.

Any future transactions between the Company and its officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the Company’s Audit Committee.

COMPARISON OF STOCKHOLDER RETURN

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company’s Common Stock with the cumulative total returns of the Standard and Poor’s 500 Index and peer issuers in the temporary staffing industry (the “Peer Group Index”). The selected peer group is composed of companies which are common competitors of a similar or greater market capitalization. The graph covers the period from October 30, 1999, through the last trading day of fiscal 2004.

The graph assumes that $100 was invested on October 30, 1999 in the Company’s Common Stock and in each index and that all dividends were reinvested. A special cash dividend of $0.30 per share of the Company’s Common Stock was paid on July 18, 2000, to stockholders of record as of July 5, 2000.

Comparison Of Cumulative Total Return Among
Westaff, S&P 500 Index And Peer Group Index

Cumulative Return

	10/30/99	10/28/00	11/03/01	11/02/02	11/01/03	10/30/04
S&P 500	100.00	101.22	79.77	66.10	77.09	82.92
Peer Group	100.00	77.88	72.95	85.06	108.51	106.46
Westaff	100.00	42.35	22.79	24.76	28.46	38.56

The Company’s Common Stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Westaff stock, the S&P 500 Index and the Peer Group Index comparing Kelly Services Inc., Spherion Corporation (formerly Interim Services, Inc.), Manpower Inc. and RemedyTemp, Inc.

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

WESTAFF, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee consists of three Board of Directors members, namely, Janet M. Brady, Jack D. Samuelson, and Ronald D. Stevens. Mr. Stevens is the Chairman of the Audit Committee. Ms. Brady was appointed March 1, 2004 to fill the vacancy created by the resignation of Walter W. Macauley. The members of the Audit Committee are “independent” as classified by the listing qualifications of the NASDAQ National Market.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, internal controls and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee’s membership criteria and the duties of the committee are described more fully in its written charter.

In this context, the Audit Committee hereby reports that it has reviewed and discussed with management and our independent registered public accounting firm, Deloitte & Touche LLP, the Company’s audited financial statements for the fiscal year ended October 30, 2004, and the committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees and Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Deloitte & Touche LLP their independence and has considered whether the provision of the non-audit services during fiscal 2004 is compatible with maintaining Deloitte & Touche LLP’s independence from the Company. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2004 filed with the United States Securities and Exchange Commission (the “SEC”) on January 28, 2005.

AUDIT COMMITTEE
February 25, 2005	Ronald D. Stevens,
Chairman of Audit Committee
Jack D. Samuelson,
Member of Audit Committee
Janet M. Brady
Member of Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors selected Deloitte & Touche LLP as its independent registered public accounting firm effective as of May 31, 2002. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal 2005. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make other statements such representative deems appropriate.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) for the audit of the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q for the quarters included in the fiscal years ended October 30, 2004 and November 2, 2003, were $398,000 and $355,000, respectively.

Audit-related Fees

Aggregate fees paid to the Deloitte Entities for audit related services for the fiscal years ended October 30, 2004 and November 1, 2003 were $12,000 and $8,000, respectively, principally for services rendered in connection with franchise offering circulars.

Tax Fees

Aggregate fees paid to the Deloitte Entities associated with tax compliance and tax consultation were $52,000 and $62,000, respectively, for the years ended October 30, 2004, and November 1, 2003.

All Other Fees

Fees paid to the Deloitte Entities for other services for the fiscal year ended October 30, 2004, were $10,000 for a seminar on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, $11,000 for services rendered with respect to value-added taxes for Westaff (U.K.) Limited and $5,000 for services rendered in connection with the employment cessation of the Company’s managing director in Denmark. There were no fees paid for other services for the fiscal year ended November 1, 2003.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the Securities and Exchange Commission’s rules requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent registered public accounting firm prior to the commencement of the specified services.

The Audit Committee approved all services performed by the Deloitte Entities in fiscal 2004 in accordance with the Company’s formal policy on auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based solely on the Company’s review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2004.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 298 North Wiget Lane, Walnut Creek, California 94598. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

All directors are strongly encouraged to attend our annual meetings of stockholders. At our 2004 Annual Meeting of Stockholders, all directors were in attendance.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices not later than October 31, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

The Company’s Bylaws provide that any stockholder wishing to present business or a nomination for the office of director at an annual meeting of stockholders must do so in writing delivered in the designated time periods to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting, subject to certain provisions in the Bylaws. Such written notice must also meet other requirements detailed in the Bylaws. For further details as to the timing and requirements of advanced written notice of stockholder nominees and stockholder business see Section 1.10 of the Company’s Bylaws a copy of which may be obtained from the Secretary of the Company upon written request delivered to P.O. Box 9280, 298 North Wiget Lane, Walnut Creek, CA 94598.

FORM 10-K

The Company filed an Annual Report on Form 10-K, with the SEC on January 28, 2005 (the “Form 10-K”). A copy of the Form 10-K will be mailed concurrently with this Proxy Statement to all stockholders entitled to notice of the Annual Meeting. Stockholders may obtain an additional copy of this report, without charge, by writing to Dirk A. Sodestrom, Senior Vice President and Chief Financial Officer, at the Company’s executive offices at P. O. Box 9280, 298 North Wiget Lane, Walnut Creek, California 94598.

THE BOARD OF DIRECTORS OF WESTAFF, INC.
Dated: February 28, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

May 18, 2005

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Election of Directors:			PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.

☐	FOR THE NOMINEES

NOMINEES:
☐	WITHHOLD AUTHORITY	☐W. Robert Stover
	FOR THE NOMINEES	☐Janet M. Brady

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTAFF, INC.

PROXY

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated February 28, 2005 in connection with the 2005 Annual Meeting of Stockholders to be held at 10:00 a.m. on May 18, 2005 at the Company’s administrative offices, 220 N. Wiget Lane, Walnut Creek, California, and hereby appoints W. Robert Stover and Bonnie A. McDonald, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF TWO DIRECTORS AND FOR ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’

RECOMMENDATION, SIMPLY SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

May 18, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 12:59 PM Eastern Time the day of the meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Election of Directors:			PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.

NOMINEES:
☐	FOR THE NOMINEES	☐ W. Robert Stover
☐ Janet M. Brady

☐	WITHHOLD AUTHORITY
FOR THE NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.